================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     AVENTIS
             (Exact Name of registrant as specified in its charter)

                           The Republic of France None
        (State or other jurisdiction of (IRS Employer Identification No.)
                         incorporation or organization)

                         Espace Europeen de l'Entreprise
                            67917 Strasbourg cedex 9
                                     France
                    (Address of principal executive offices)


                AVENTIS PHARMACEUTICALS PUERTO RICO SAVINGS PLAN
                            (Full title of the plan)

                           Edward H. Stratemeier, Esq.
                             Aventis Pharmaceuticals
                        300 Somerset Corporate Boulevard
                               Mail Code SC3-830A
                       Bridgewater, New Jersey 08807-2854
                     (Name and address of agent for service)

                                 (908) 243-6000
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

===================================================================================================================================
                                                                       Proposed              Proposed maximum
                                               Amount to be        maximum offering         aggregate offering         Amount of
Title of securities to be registered            registered          price per share                price           registration fee
-----------------------------------------------------------------------------------------------------------------------------------

Ordinary Shares (1)                           200,000 shares          $ 53.58(2)              $ 10,716,000.00         $ 1,006.48

===================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's American Depositary Shares ("ADSs") in the consolidated reporting system on September 17, 2002.



                           Exhibit Index is at page 9.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.       Plan Information

              Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.       Registrant Information and Employee Plan Annual Information

              Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Aventis (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

              (a) The Annual Report on Form 20-F of the Registrant for the year ended December 31, 2001 (Registration No. 1-10378) (the "Form 20-F") filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

              (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

              (c) (i) The description of the Registrant's Ordinary Shares contained in the Registration Statement on Form 8-A (Registration No. 1-10378) (the "Form 8-A") dated January 19, 1993, and (ii) the description of the Registrant's Ordinary Shares set forth under the heading "Description of Equity Capital Structure" contained in the Prospectus included in the Registration Statement on Form F-2 (Registration No. 33-54956), which description is incorporated by reference in the Form 8-A, as such description is amended and updated by the information set forth under the heading "Description of Share Capital" contained in the Prospectus dated October 22, 1997 included in the Registration Statement on Form F-3 (Registration No. 33-7730) and by the information set forth under the heading "Description of Aventis Share Capital" contained in the Prospectus dated October 26, 1999 included in the Registration Statement on Form F-4 (Registration No. 33-11008), including any amendment or report filed for the purpose of updating such description.

              All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in the Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

                (d) The Form 6-K of the Registrant dated October 8, 2002, which sets forth a description of significant changes since the date of the annual report.

Item 4.       Description of Securities

              The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.       Interests of named Experts and Counsel

              The information required by Item 5 is not applicable to this Registration Statement.

Item 6.       Indemnification of Directors and Officers

              The Registrant indemnifies and maintains liability insurance on behalf of its Directors and Officers against liability they may incur as a result of claims for wrongful acts alleged to have occurred in their capacities as Directors and Officers of the Registrant, with certain exceptions, principally related to securities transactions, environmental pollution, violation of responsibilities related to employee benefit plans, infliction of bodily injury or damage or destruction of tangible property, and fraudulent acts and omissions.

Item 7.       Exemption from Registration Claimed

              The information required by Item 7 is not applicable to this Registration Statement.

Item 8.       Exhibits

Exhibit
Number        Description

4 Instrument defining rights of holders of American Depositary Shares each representing one Ordinary Share of Aventis

23 Consent of PricewaterhouseCoopers (Paris) to incorporation by reference of Independent Auditors' Report

24            Power of Attorney

99.1          Aventis Pharmaceuticals Puerto Rico Savings Plan

99.2          The Form 6-K of the Registrant dated October 8, 2002

Item 9.       Undertakings

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the initial BONA FIDE offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of September 30, 2002.

                                        AVENTIS



                                        By:   /s/ Igor Landau
                                              Igor Landau
                                              Chairman of the Management Board

                                   SIGNATURES

                  THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Aventis Pharmaceuticals Puerto Rico Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of September 30, 2002.

                                         AVENTIS PHARMACEUTICALS
                                         PUERTO RICO SAVINGS PLAN



                                         By:   /s/ Isidro Ferrer
                                               Isidro Ferrer, Plan Administrator

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard J. Markham, Gerald P. Belle, Edward H. Stratemeier, and Owen K. Ball, Jr., or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact ad agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 30, 2002.

Name of Signatory          Capacities in Which Signing


/s/ Igor Landau            Chairman of the Management Board
                           (Principal Executive Officer)


/s/ Richard J. Markham     Vice Chairman of the Management Board and
                           Chief Operating Officer


/s/ Patrick Langlois        Vice Chairman of the Management Board and
                           Chief Financial Officer (Principal Financial Officer)


/s/ Frank L. Douglas       Member of the Management Board and Executive
                           Vice President for Drug innovation and Approval


/s/ Heinz-Werner Meier     Member of the Management Board and
                           Executive Vice President for Human Resources


/s/ Dirk Oldenburg         Member of the Management Board,
                           Executive Vice President and General Counsel


/s/ Thierry Soursac        Member of the Management Board and
                           Executive Vice President for Commercial Operations


/s/ Michael Finance        Chief Accounting Officer
                           (Principal Accounting Officer)


/s/ Edward H. Stratemeier  Authorized Representative
                           in the United States


                                  EXHIBIT INDEX

Regulation
S-K Exhibit                                                                                             Sequential
 Number           Description of Document                                                                Page Number

     4            Instrument  defining rights of holders of American  Depositary
                  Shares  each   representing  one  Ordinary  Share  of  Aventis
                  (incorporated  by  reference  to  Exhibits  4.1 and 4.2 of the
                  Registration Statement on Form F-3 (Registration No. 33-7730)
                  filed dated October 20, 1997)

    23            Consent of PricewaterhouseCoopers (Paris) to incorporation by                             10
                  reference of Independent Auditors' Report

    24            Power of Attorney (included in signature page)

    99.1          Aventis Pharmaceuticals Puerto Rico Savings Plan                                          11

    99.2 The Form 6-K of the Registrant dated October 8, 2002 incorporated by reference from the Form 6-K submitted on October 9, 2002.

                                   Exhibit 23

                    Consent of PricewaterhouseCoopers (Paris)

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Aventis relating to the Aventis Pharmaceuticals Puerto Rico Savings Plan, of our report dated February 12, 2002, relating to the consolidated balance sheets of Aventis and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, which is included in the Annual Report on Form 20-F of Aventis for the year ended December 31, 2001.


October 8, 2002

                                                 PricewaterhouseCoopers
                                                 Independent Auditors



                                                 By /s/ PricewaterhouseCoopers

                                   Exhibit 99.1



                       AVENTIS PHARMACEUTICALS PUERTO RICO
                                  SAVINGS PLAN

                       (Effective as of December 31, 2000)

                                TABLE OF CONTENTS



Article I.  Establishment, Name, and Purpose of the Plan......................3


1.1    Establishment and Name of the Plan.....................................3


1.2    Purpose................................................................3


1.3    Provisions of this Plan................................................3


Article II.  Definitions......................................................3


2.1    Definitions............................................................3


2.2    Gender and Number......................................................7


Article III.  Participation...................................................9


3.1    Participation..........................................................9


Article IV.  Contributions....................................................9


4.1    Company Contributions..................................................9


4.2    Associate Savings Contributions and Rollover Contributions.............9


4.3    Use of Company Contributions..........................................10


4.4    Eligibility for an Allocation.........................................10


4.5    Allocation of Company Contributions...................................11


4.6    Limitations on Annual Account Additions...............................12

4.7    Limitations on Contributions..........................................13


Article V.  Vesting in Accounts..............................................16


5.1     Immediate Vesting....................................................16


Article VI.  Distribution....................................................16


6.1     Distribution Upon Separation from Service............................16


6.2     Distribution Because of Death........................................16


6.3     Methods of Distribution..............................................17


6.4     Latest Allowable Commencement Dates..................................18


6.5     Minimum Distribution Amount..........................................18


6.6     Application for Distribution........................................ 19


6.7     Notice of Address....................................................19


Article VII.  Beneficiary Designation........................................19


7.1     Beneficiary Designation..............................................19


Article VIII. Loans and Withdrawals to Members...............................20


8.1     Availability of Loans................................................20


8.2     Terms of Loans.......................................................20


8.3     Additional Loan Requirements.........................................21

8.4     Hardship Withdrawals.................................................21


8.5     Hardship.............................................................22


8.6     After-Tax Contribution Account and Prior Employer Contribution
        Account Withdrawals..................................................23


8.7     Age 591/2Withdrawals.................................................23


Article IX.  Trust...........................................................23


9.1     Trust................................................................23


9.2     Nonreversion.........................................................24


9.3    Investments...........................................................24


9.4      Transfer of Assets..................................................25


Article X.  Accounts and Records of the Plan.................................25


10.1     Accounts and Records................................................25


10.2     Trust Fund..........................................................25


10.3     Valuation and Allocation of Expenses................................26


10.4     Allocation of Earnings and Losses...................................26


Article XI.  Appointment of Fiduciaries and Administration of the
             Plan and the Trust Fund.........................................26


11.1     Allocation of Responsibility Among Fiduciaries for Plan
         and Trust Fund Administration.......................................26

11.2     Plan Administrator..................................................27


11.3     Responsibility and Authority of Plan Administrator..................27


11.4     Compensation and Expenses of Fiduciaries............................27


11.5     Records.............................................................28


11.6     Denial of Claims and Appeals........................................28


11.7     Indemnity for Liability.............................................29


Article XII.  General Provisions.............................................29


12.1     Nonalienation and Qualified Domestic Relations Orders...............29


12.2     Unclaimed Amounts...................................................29


12.3     Incompetency........................................................30


12.4     Rights Against the Company..........................................30


12.5     Illegality of Particular Provision..................................30


12.6     Effect of Mistake...................................................30


12.7     Applicable Laws.....................................................30


12.8     Absence of Guaranty.................................................31

Article XIII.  Amendment and Termination.....................................31


13.1     Amendment and Termination of the Plan...............................31


13.2     Merger or Consolidation or Transfer.................................32


13.3     Effect of Contingencies Affecting the Company.......................32


Article XIV.  Top-Heavy Provisions...........................................32


14.1     Application of Top-Heavy Provisions.................................32


14.2     Definitions.........................................................32


14.3     Minimum Contribution................................................34


Article XV.  Investment Direction and Investment Managers....................34

                       AVENTIS PHARMACEUTICALS PUERTO RICO
                                  SAVINGS PLAN

                       (Effective as of January 1, 2001)

             Article I. Establishment, Name, and Purpose of the Plan

         1.1 Establishment and Name of the Plan. Effective January 1, 2001, HOECHST MARION ROUSSEL PUERTO RICO, INC. (hereinafter referred to as the "Company") establishes a profit sharing plan for the exclusive benefit of its eligible Associates covered thereunder now known as the Aventis Pharmaceuticals Puerto Rico Savings Plan (hereinafter referred to as the "Plan").

This Plan has received assets and liabilities, and preserves certain protected benefits, from other related entity qualified profit sharing plans, specifically including the Hoechst Marion Roussel, Inc. Savings Plan and the Rhone-Poulenc Rorer Employee Savings Plan in a plan to plan transfer as of January 1, 2001.

It is intended that this Plan comply with the provisions of Section  1165(a) and
(e) of the Puerto Rico Internal Revenue Code of 1994, as amended ("PR Code") and that it be a profit sharing plan as defined in Article 1165-1 of the Proposed Puerto Rico Internal Revenue Code Regulations and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e) of the PR Code.

         1.2 Purpose. The purpose of the Plan is to make it possible for eligible Associates to share in the profits of the Company and to save, in a tax-effective way and on a regular and long-term basis, for retirement, and for Members and their Beneficiaries to receive payments in the event of their death, disability, retirement or other separation from service.

         1.3 Provisions of this Plan. The provisions of this Plan apply only with respect to Members who are eligible to participate in the Plan on or after January 1, 2001.

                             Article II. Definitions

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

         (a) "Account" means the separate account maintained for each Member which represents his total proportionate interest in the allocated portion of the Trust Fund as of any Accounting Date and is the sum of the Associate Savings Account, the Matching Contribution Account, the Performance Sharing Account, the Rollover Account, the After-Tax Contributions Account, the Prior Employer Contributions Accounts and the RPR Employer Contribution Account.

         (b) "Accounting Date" means each such day the Plan Administrator may designate from time to time as an accounting dates for purposes of keeping the records of this Plan.

         (c) "Act" means the Employee Retirement Income Security Act of 1974, as amended, and regulations --- issued thereunder.

         (d) "Affiliate" means any corporation which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of the Company, or an unincorporated trade or business which is under common control with the Company (within the meaning of Code section 414(c)), any organization which is a member of an affiliated service group (within the meaning of Code section 414(m)) of which the Company is also a member, or any other entity required to be aggregated with the Company under Code section 414(o).

        (e) "After-Tax Contributions Account" means the separate sub-account maintained in the Plan which represents the value of a Member's after-tax contributions made previously under this Plan or any prior plan, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan.

        (f) "Associate" means a common-law employee of the Company or an Affiliate and a leased employee to the extent required by Code section 414(n).

        (g) "Associate Savings Account" means the separate sub-account maintained in the Plan which represents the value of a Member's Associate Savings Contributions made under this Plan or any prior plan, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan.

         (h) "Associate Savings Contribution" means the contribution made by the Company on behalf of an Associate, as described in section 4.2(a).

         (i) "Beneficiary" means any person designated by a Member or otherwise pursuant to the provisions of Article VII hereof to receive benefits from this Plan which may be payable upon or after a Member's death.

         (j) "Board of Directors" means the Board of Directors of the Company.

         (k)      "Code" means the Internal Revenue Code of 1986, as amended.

         (l) "Company" means HOECHST MARION ROUSSEL PUERTO RICO, INC., a Puerto Rico corporation.

         (m)      "Compensation" means the total of all amounts for a Plan
                  Year actually paid by the Company or an Affiliate to or for the benefit of an Associate while a Participant for services rendered, labor performed for the Company or Affiliate, or both, including all salary, wages, cash bonuses and short-term incentive payments, and short term disability income payments, net commissions, and overtime payments; but excluding all contributions made or amounts paid under this Plan or under any pension plan, stock-based incentive plan, or other long-term incentive or employee benefit plan, deferred cash compensation, severance pay, post-employment wage continuation benefits, or other fringe benefits maintained by the Company or any Affiliate other than amounts contributed on the Participant's behalf pursuant to a salary reduction agreement or cash or deferred arrangement qualified under Code section 125 or 401(k).

                  In no event shall the Plan take into account a Participant's annual Compensation in excess of $170,000 or such higher amount as may be determined by the Commissioner of Internal Revenue.

          (n) "Covered Associate" means any person employed on or after the Effective Date as an Associate, other than (1) any individual hired and designated by the Company as an independent contractor, even if such individual is later reclassified by the Internal Revenue Service, court or other third party as a common-law employee, or who is otherwise a leased employee within the meaning of Code section 414(n), (2) an Associate who is a member of a collective bargaining unit unless the collective bargaining agreement with the Company applicable to him specifically provides for his coverage under this Plan, and (3) any person employed by an Affiliate which has not adopted this Plan.

         (o)      "Effective Date" means January 1, 2001.


         (p) "Five-Percent Owner" means an Associate who is a five-percent owner as defined in Code section 416(i)(1)(B)(i).

         (q) "Former Participant" means a person who has been a Participant, has ceased to be a Covered Associate, and still has an Account in the Plan or is entitled to an allocation pursuant to Article IV.

         (r) "Highly Compensated Associate" means any Associate who at any time:
                  (1) during the "Look-Back Year" received compensation (as defined in Code section 414(q)(7)) from the Company or an Affiliate in excess of $85,000, or such other amount as may be determined by the Secretary of the Treasury,
                  (2)      during the Plan Year was a Five-Percent Owner;

                  The "Look-Back Year" shall mean the 12-month period ending immediately prior to the Plan Year.

         (s) "Investment Fund" means those certain investment options specified by the Plan Administrator. Investments in all funds are made in the open market at current market prices.

         (t) "Matching Contribution Account" means the separate subaccount maintained in the Plan which represents the value of a Member's Matching Contribution Allocation in accordance with sections 4.5(a) and 4.6(a), and of any other matching contribution allocations from this Plan or any prior plan, as adjusted for gains and losses in the Trust Fund in accordance with provision of the Plan.

         (u)      "Member" means either a Participant or a Former Participant.

         (v) "Participant" means a Covered Associate who has become and continues to be a Participant as described in Article III.

         (w) "Performance Sharing Account" means the separate account maintained by the Plan which represents the value of a Member's allocated portion Company Contributions in accordance with Section 4.5(b), and any profit sharing contributions from this Plan or any prior plan, as adjusted for gains and losses in the Trust Fund in accordance with provisions of the Plan.

         (x)      "Plan" means this Aventis Pharmaceuticals Puerto Rico Savings
                  Plan.

         (y) "Plan Administrator" means the specific individual or individuals appointed by the Company to perform the duties of Plan Administrator as set forth in this Plan and who shall be the "plan administrator" for the purposes of the Act.

         (z) "Plan Year" means effective on and after January 1, 1991, the calendar year.

         (aa) "Prior Employer Contributions Account" means the separate sub-account maintained in the Plan which represents the value of certain of a Member's assets from prior plans.

         (bb) "Retirement Age" means a Member's age when he has attained his sixtieth birthday or a Member's age when he has both attained his fiftieth birthday (but not his sixtieth) and completed at least five years of service.

         (cc) "Rollover Account" means the separate subaccount maintained in the Plan which represents the value of a Member's rollover contributions as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan (less any prior withdrawals).

         (dd) "RPR Employer Contribution Account" means the separate sub-account maintained in the Plan which represents the value of certain of a Member's assets from the Rhone-Poulenc Rorer Employee Savings Plan.

         (ee)     "Trust" means the trust created under a Trust Agreement.

         (ff) "Trust Agreement" means any agreement in the nature of a trust established to form a part of this Plan to receive, hold, invest, and dispose of any Trust Fund.

         (gg) "Trustee" means the corporation and/or individuals acting as trustee under any Trust Agreement at any time of reference. The Trustee shall be a fiduciary under the Trust Agreement.

         (hh) "Trust Fund" means the assets of every kind and description held under the Trust Agreement forming a part of the Plan.

         2.2 Gender and Number. The masculine pronoun whenever used shall include the feminine pronoun, and the singular shall include the plural where the context requires it.

                           Article III. Participation

         3.1 Participation. Except as provided below, each person who is a Covered Associate will become a Participant on the later of the Effective Date or the date he becomes a Covered Associate. No Participant shall have any right to revoke, modify or discontinue his participation or withdraw from the Plan, except as expressly provided herein. A Participant shall continue to be a Participant until the date he ceases to be a Covered Associate.

                            Article IV. Contributions

         4.1 Company Contributions. Each Plan Year, the Company shall make a contribution to the Plan in an amount to meet the Matching Contribution Allocation obligations described in Section 4.5(a) and as otherwise determined by the Board of Directors. In no event shall the contribution by the Company to the Plan for any Plan Year exceed the maximum amount deductible for such Plan Year under applicable provisions of the Code as now in effect or as hereafter amended or supplemented.

         4.2      Associate Savings Contributions and Rollover Contributions.

         (a)      Associate Savings Contributions.
                  (1) Any Participant may elect, in accordance with rules prescribed by the Plan Administrator, to reduce his Compensation by whole percentages up to 10 percent, and to have the amount by which his Compensation is reduced contributed on his behalf by the Company as an Associate Savings Contribution to the Plan.
                  (2) Change in Associate Savings Elections. A Participant may elect to increase, decrease, cease or resume his Compensation reductions in accordance with rules prescribed by the Plan Administrator.

                  Such elections shall be effective only with respect to Compensation not yet earned as of the effective dates of such elections. Associate Savings Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as administratively practicable after the end of every pay period and allocated to such Participant's Associate Savings Account as of the end of such pay period.

          (b) Rollover Contributions. Rollover contributions may be made by any Associate in accordance with this section 4.2(b), provided such contributions are cash contributions which are:
               (1) part or all of a distribution or proceeds from a sale of distributed property which qualifies as an "eligible rollover distribution," less any amounts considered to be employee contributions; or
               (2) a distribution from an individual retirement account or annuity, the entire amount of which distribution or redemption is from a source described in (1) above.

                    Rollover  contributions must be paid over to the Trustee for deposit in the Trust Fund on or before the sixtieth day after receipt by the Associate of the distribution. An Associate's Rollover Contributions shall be allocated to such Associate's Rollover Account as of the date of receipt by the Trustee.

          4.3     Use  of  Company   Contributions.   Company  contributions
                  shall allocated as described in section 4.5.


          4.4 Eligibility for an Allocation. For each Plan Year, Company Contributions shall be allocated as follows:

          (a) as of the end of each pay period in accordance with the provisions of section 4.5(a) to the Account of each Member who is a Participant on the last day of such pay period ("Matching Contribution Allocation");

          (b) as of the end of the Plan Year in accordance with the provisions of section 4.5(b) to the Account of each Member (i) who is employed by the Company or an Affiliate on the last day of such Plan Year; or (ii) who (A) ceased to be employed by the Company or an Affiliate during such Plan Year after attaining Retirement Age or dying or becoming totally disabled under the terms of the Company's Long Term Disability Income Plan, or (B) with respect to employees of Hoechst Marion Roussel Puerto Rico, Inc., was a Participant terminated in the Company reductions in force in 1993 or thereafter during the Plan Year in which such Participant would have attained Retirement Age, but for the termination; and

          (c) in accordance with the provisions of sections 4.5(c) to the Account of each Member who is not a member of the United Auto Workers' Union (i) who is employed by the Company or an Affiliate on the last day of such Plan Year; or (ii) who (A) ceased to be employed by the Company or an Affiliate during such Plan Year after attaining Retirement Age or dying or becoming totally disabled under the terms of the Company's Long Term Disability

               Income Plan, or (B) with respect to employees of Hoechst Marion Roussel Puerto Rico, Inc., was a Participant terminated in the Company reductions in force in 1993 or thereafter during the Plan Year in which such Participant would have attained Retirement Age, but for the termination.

         Notwithstanding the above, a Participant is not eligible for an allocation under Section 4.5(c) with respect to any month during which he accrued a benefit under the HMR Pension Plan (or its predecessor plan) or the RPR Pension Plan (or its predecessor plan).

         4.5 Allocation of Company Contributions. Company Contributions shall be allocated in the following manner:

          (a) First, Company Contributions shall be allocated as a Matching Contribution Allocation to the Matching Contribution Accounts of Members entitled to an allocation pursuant to section 4.4(a). Except as provided below, each Member who is entitled to a Matching Contribution Allocation shall receive an allocation in an amount equal to the lesser of (i) the Associate Savings Contributions made on behalf of the Member for the applicable period or (ii) four percent of the portion of a Member's Compensation for such period. If, as of the end of any Plan Year, the Company performance exceeds the annual business targets, the four percent contribution referenced above shall be increased proportionately from four percent up through a maximum of six percent for performance exceeding, up through 120% of, annual business targets for the Plan Year.

               Notwithstanding the above, each Member who is a member of the United Auto Workers' Union and who is entitled to a Matching Contribution Allocation for a Plan Year shall receive an allocation up to a maximum of $3000 for each Participant in a Plan Year in accordance with the following schedule:

        Associate Savings Contribution   Matching Contribution Allocation
        (as a percent of Compensation    as a percent of Associate Savings
        for the applicable period)       Contribution for the applicable period)
        ------------------------------   --------------------------------------

                1st 1%                             100%
                2nd %                               75%
                3rd %                               50%
                4th %                               25%

          (b) Second, Company contributions shall be allocated as a "True-Up" Matching Contribution to the Matching Contribution Accounts of Members entitled to an allocation pursuant to section 4.4.(b). Each Member entitled to a True Up Matching Contribution Allocation shall receive an allocation in an amount equal to the lesser of (i) the Associate Savings Contributions made on behalf of the Member for the Plan Year or (ii) four percent of the Member's Compensation for the Plan Year (or with respect to members of the United Auto Workers' Union, the applicable percentage in the table above with respect to Associate Savings Contributions for the Plan Year). Further, if, as of the end of any Plan Year, the performance of Aventis Pharmaceuticals Inc. exceeds the annual business targets, Company contributions shall be allocated as an Additional Matching Contribution to the Matching Contribution Accounts of Members entitled to an allocation pursuant to section 4.4(c). In such event, the four percent contribution referenced in above shall be increased proportionately from four percent up through a maximum of six percent for performance exceeding, up through 120% of, annual business targets for the Plan Year, as determined by the Board of Directors of Aventis Pharmaceuticals Inc.

          (c) Except as provided below, after making the allocations described in subparagraph (a) and (b) of this Section 4.5, any remaining Company Contributions to the Plan for the Plan Year shall be allocated among the Performance Sharing Accounts of each eligible Member who is entitled to an allocation pursuant to Section 4.4(c) by allocating to each such Performance Sharing Account an amount determined by multiplying the amount of such remaining Company Contributions by a fraction, the numerator of which shall be equal to the Compensation received by such eligible Member with respect to such Plan Year and the denominator of which shall be equal to the total Compensation received by all Members entitled to an allocation thereof.

    4.6      Limitations on Annual Account Additions.

          (a)  Limitation.  Notwithstanding  the  foregoing  provisions  of this
               Article IV, the Annual Account Additions for a limitation year of a Member shall not exceed the lesser of:
               (1) $30,000, or such maximum annual amount as may be determined under regulations issued by the Secretary of the Treasury designed to reflect increases in the cost of living;
               (2) 25 percent of the Member's compensation for such limitation year.

          (b) Reduction in Annual Account Additions. If in any limitation year a Member's Annual Account Additions exceed the applicable limitation determined under subsection (a) above, such excess (referred to herein as the "Annual Account Excess") shall not be allocated to his Account, but shall be treated in the following manner:
               (1) His share of Associate Savings Contributions in excess of four (or up through six, as adjusted pursuant to the terms of Section 4.5(a)) percent of Compensation shall be refunded to him up to the amount of the Annual Account Excess.
               (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, the Company contribution under the Plan considered a Matching Contribution Allocation shall be reduced, up to the remaining amount of the Annual Account Excess plus earnings thereon.
               (3) If there is any remaining Annual Account Excess after the application of paragraph (2) above, the amount of his Performance Sharing Allocation shall be reduced, up to the remaining amount of the Annual Account Excess plus earnings thereon.
               (4) If there is any remaining Annual Account Excess after the application of paragraph (3) above, the remaining amount of his share of Associate Savings Contributions shall be refunded to him, up to the remaining amount of the Annual Account Excess plus earnings thereon.
               (5) Any reduction in such a Member's allocation under (2) above shall be reallocated in such year as a Matching Allocation in accordance with section 4.4(b) to the Accounts of all Members entitled to an allocation for that year.

          (c) Additional Definitions. For the purpose of this section 4.7 only, the following terms shall have these meanings:
               (1) "Affiliate" shall have the meaning prescribed in section 2.1(d), except that in applying Code sections 414(b) and
                    (c), the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in Code section 1563(a)(1).
               (2) "Annual Account Additions" means, for any Member for any limitation year, the sum of:
                    (A) the employer contributions made for him and credited to his accounts under "any defined contribution plan" for the Plan Year;
                    (B) the Participant's contributions to "any defined contribution plan" for the Plan Year;
                    (C) Forfeitures allocated to his account for the Plan Year under "any defined contribution plan;" and
                    (D) any amount allocable to an individual medical benefit account within the meaning of Code section 415(1)(2) or attributable to medical benefits allocated to an account established under Code section 419A(d).
               (3) "Any defined benefit plan" means this Plan and any other defined benefit plans of the Company and Affiliates considered as one plan.
               (4) "Any defined contribution plan" means this Plan and all other defined contribution plans of the Company and Affiliates considered as one plan as described in the Act.
               (5)  The limitation year for the purposes of Treasury  regulation section 1.415-2(a) shall be the Plan Year.
               (6) "Compensation" means an Associate's earned income, including wages, salaries, fees for professional services, other amounts received for personal services actually rendered in the course of employment with the Company or an Affiliate, and such other amounts of earned income as delineated under Treasury regulation section 1.415-2(d).

         4.7 Limitations on Contributions. To the extent that the Plan does not meet the safe harbor exemptions under guidance of the Internal Revenue Service, the following shall apply:

          (a) In no event shall Matching Contribution Allocations for any Plan Year be made which would result in the contribution percentage of the group of Participants who are Highly Compensated Associates to exceed the greater of:
               (1) one and one-quarter times the contribution percentage of the group of all other Participants; or
               (2) the lesser of (A) two times the contribution percentage of the group of all other Participants or (B) the contribution percentage of the group of all other Participants plus two percentage points.

               The contribution percentage of each group of Participants for any Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (i) the Matching Contribution Allocations allocated to the Account of each Participant for such Plan Year to (ii) such Participant's Compensation for such Plan Year while he is eligible to participate in the Plan. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Matching Contribution Allocations made on behalf of the Participants who are Highly Compensated Associates. Such reduction shall be effected by reducing the Matching Contribution Allocations made on behalf of such Participants (in the order of their dollar amounts of Matching Contribution Allocation) beginning with those with the highest dollar amount of Matching Contribution Allocation. Any such reduction shall be distributed to the affected Participant no later than the last day of the 12-month period following the Plan year in which such Matching Contribution Allocations were made, as provided in rules adopted by the Plan Administrator.

          (b) In no event shall the Company make Associate Savings Contributions for any Plan Year that would result in the actual deferral percentage of the group of Participants who are Highly Compensated Associates to exceed the greater of:
               (1) one and one-quarter times the actual deferral percentage of the group of all other Participants; or
               (2) the lesser of (A) two times the actual deferral percentage of the group of all other Participants or (B) the actual deferral percentage of the group of all other Participants plus two percentage points.

               The actual deferral percentage of each group of Participants for any Plan Year shall be the average of the ratios (calculated separately for each Participant in each group) of (i) the Associate Savings Contributions made on behalf of each Participant for such Plan Year to (ii) such Participant's Compensation for such Plan Year while he was eligible to participate in the Plan. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Associate Savings Contributions made on behalf of the Participants who are Highly Compensated Associates. Such reduction shall be effected by reducing Associate Savings Contributions made on behalf of such Participants (in the order of their dollar amounts of deferrals) beginning with those who elected the highest percentage of such contributions. Any such reduction in the Associate Savings Contributions made on behalf of any Participant shall be refunded to him no later than the last day of the 12-month period following the Plan Year in which the Associate Savings Contributions were made, as provided in rules adopted by the Plan Administrator.

          (c) For purposes of subsections (a) and (b), the following additional rules shall apply:

               (1) the actual deferral percentage in subsection (b) and the contribution percentage in subsection (a) with respect to Highly Compensated Associates shall be determined by treating all plans (A) that are sponsored by the Company or an Affiliate and (B) under which a Highly Compensated Associate who is a Participant under the Plan is also either
                    (I) eligible to make an elective contribution within the meaning of Code section 402(a)(8) or an employee contribution within the meaning of Treasury regulation section 1.401(m)-1(f)(6) or (II) eligible to receive a matching contribution within the meaning of Treasury regulation section 1.401(m)-1(f)(12) shall be treated as a single plan with this Plan; and

               (2) any reduction of Associate Savings Contributions under subsection (b) shall include any attributable gains and losses associated with such amounts for the Plan Year.

In addition, the Plan shall satisfy the average deferral percentage test of the PR Code Section I 165(e)(3) and the regulations promulgated thereunder. In no event shall the actual deferral percentage (as defined below) of the Highly Compensated Participants (as defined below) for any Plan Year exceed the greater of:

          (A) the actual deferral percentage of all other Participants for such Plan Year multiplied by 1.25: or

          (B) the actual deferral percentage of all other Participants for such Plan Year multiplied by 2.0; provided that the actual deferral percentage of the Highly Compensated Participants does not exceed that of all other Participants by more than two percentage points.

The actual deferral percentage of a group of Participants for a Plan Year means the average of the ratios (determined separately for each Participant in such group) of (I) the Associate Savings Contributions allocated to each Participant for such Plan Year; to (B) the Participant's Compensation for such Plan Year. Corrections of excess contributions shall be made pursuant to Section 4.7(b) of the Plan.

For purposes of the preceding paragraph, "Highly Compensated Participant" means a Participant who, determined on the basis of Compensation for each Plan Year, has greater Compensation than two-thirds of all other Participants in the Plan for such Plan Year.

In addition, in no event shall the Company make Associate Savings Contributions for any calendar year, with respect to any Participant, in excess of $8,000 or such other amount as may be permitted under Code section 402(g) (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliates that provide for elective deferrals (as defined in section 402(a)(8) of the Code).

If this limit would be exceeded by Associate Savings Contributions to this Plan, the Plan Administrator shall distribute the amount of such excess (adjusted for gains and losses thereon) to the Member no later than the April 15 following the calendar year in which such excess was made. If this limit would be exceeded by the contribution of Excess Deferrals, the Plan Administrator may distribute the amount of such excess (plus earnings thereon) to the Member no later than the April 15 following the calendar year in which such excess was made if the Member provides the Plan Administrator with a written claim requesting a refund of the excess. The Plan Administrator may require additional proof regarding the existence of Excess Deferrals.

"Excess Deferrals" means the amount of a Participant's Associate Savings Contributions plus the amount of the Participant's elective deferrals under other cash or deferred arrangements described under sections 401(k), 408(k), or 403(b) that exceeds the limits described under Code section 402(g).

                         Article V. Vesting in Accounts

     5.1 Immediate Vesting. A Member shall at all times be fully vested and have a nonforfeitable interest in his Accounts.

                            Article VI. Distribution

     6.1 Distribution Upon Separation from Service. Upon a Member's separation from service, there shall be distributed to him the full amount of his Account. The value of his Account shall be determined as of the Accounting Date as soon as administratively practicable on or after the later of his separation date or the date the Plan Administrator receives the required distribution election forms properly signed by the Member. Notwithstanding the foregoing, if the Account balance of a Member's Account exceeds $5,000, no distribution from such Account shall be made prior to the Member attaining age 62 without the consent of the Member.

Said Account shall be distributed to the Member as the Member shall determine and direct by any of the methods specified under Section 6.3(a), (b), or (c).

     6.2 Distribution Because of Death.

     (a) Upon the death of a Member, there shall be distributed to the Member's Beneficiary the full amount of the Member's Account. The value of his Account for purposes of such distribution shall be determined as of the Accounting Date as soon as administratively practicable on or after the date the Plan Administrator receives the required distribution election forms properly signed by the Member's Beneficiary. The distribution may be made under any of the methods specified in Section 6.3(a), (b), or (c) hereof, as elected by the Beneficiary, subject to subsection (b) below.

     (b) Required Distributions Where Member Dies Before Entire Interest is Distributed.

          (1) If benefits have commenced and the Member dies prior to receiving his entire interest under the Plan, the remaining portion of such interest shall be distributed to his Beneficiary at least as rapidly as under the method of distribution selected by the Member.

          (2) If the Member dies prior to the commencement of benefits under the Plan and the there is no designated beneficiary, or the benefits are payable to a trust that does not met the requirements of Treasury regulations under Code, Section 401(a)(9), any such remaining interest payable shall be fully paid within five year following the calendar year of his death.

          (3) If the Member dies prior to the commencement of benefits under the Plan and any portion of the Member's benefits are payable to a designated beneficiary, and/or benefits are payable to a trust that meets the requirements of Treasury Regulations under Code
               Section 401(a)(9), such portion may be distributed over a period not extending beyond the life expectancy of such beneficiary beginning not later than (a) December 31 of the calendar year after the calendar year of the Member's death, or (b) if the designated Beneficiary is the surviving spouse of the Member, no later than the date on which the Member would have attained age 70-1/2.

          6.3  Methods of Distribution.

               (a) An Account shall be distributed to a Member or a Member's Beneficiary as a lump sum payment as provided in Sections
                    6.1 or 6.2 as applicable. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

               Additional Definitions. For the purpose of this paragraph 6.3(a) only, the following terms shall have these meanings:
               (1) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; a hardship withdrawal and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
               (2) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
               (3) "Distributee" means a Member, a Member's surviving spouse and a Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, within the meaning of Code Section 414(p).

               (4) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (b) Subject to the provisions of Section 6.5, an account may be distributed in annual installments over a period of years not exceeding the lesser of five years or the life expectancy of the Member and his designated Beneficiary. The amount of the first installment shall be a fraction of his Account as of the Accounting Date as of which the installment is payable, of which the numerator is one and the total number of annual installments is the denominator. The amount of each subsequent annual installment shall be a fraction of the Beneficiary's Account as of the Accounting Date as of which the installment is payable of which the numerator is one, and the remaining number of annual installments is the denominator.

          (c)  A combination of the foregoing.

     6.4 Latest Allowable Commencement Dates. A Member's benefits under the Plan shall commence no later than the April 1 following the calendar year in which occurs the later of his termination of employment or his attainment of age 70 1/2.

     6.5 Minimum Distribution Amount.

     (a) In General. Annual installment amounts paid to a Member or Beneficiary who receives a distribution under Section 6.2(b) or 6.4 shall not be less than the Minimum Distribution Amount described in subsection (b). The Minimum Distribution Amount must be paid not later than December 31 of each calendar year commencing with the year described in Section 6.2(b) or 6.4 (the "first distribution year"). Notwithstanding the foregoing, in the case of a distribution described under Section 6.4, the Minimum Distribution Amount with respect to the first distribution year may be paid not later than April 1 of the calendar year which follows the first distribution year.

     (b) Minimum Distribution Amount. The Minimum Distribution Amount for the first distribution year shall be determined by dividing the sum of the Member's Account as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code
          Section 401(a)(9)) by the applicable life expectancy factor of the Member or Beneficiary, or the joint and last survivor life expectancy factor of the Member and his Beneficiary prescribed by the Treasury regulations. In subsequent year, the Member's Account as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the number of years that have elapsed since such year. If the Beneficiary is not the Member's spouse, the Member's Account shall be divided by the lesser of the applicable life expectancy factor or the factor prescribed under the Treasury regulation relating to the incidental death benefit rule.

     6.6 Application for Distribution. Each person eligible to receive a distribution under the Plan shall apply for such distribution by signing and filing with the Plan Administrator an application form to be furnished by the Company. Each such person shall also furnish the Plan Administrator with such documents, evidence, data, or information in support of such application as the Plan Administrator considers necessary or desirable.

     6.7 Notice of Address. Each person entitled to benefits from the Plan must file with the Plan Administrator, in writing, his post office address and each change of post office address. A communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Plan Administrator nor the Company or Trustee shall be obliged to search for, or ascertain his whereabouts.

                      Article VII. Beneficiary Designation

     7.1 Beneficiary Designation. Each Member may designate, upon such forms as shall be provided for that purpose by the Plan Administrator, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death, but the designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Member with the Plan Administrator. Notwithstanding the foregoing, in the case of a married Member, the Beneficiary shall be the Member's spouse unless the Member has designated another person as Beneficiary, the spouse has consented in writing to such designation, such consent acknowledges the effect of such election, and the designation of the specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries), and such consent is witnessed by a plan representative or a notary public. The spouse's consent shall not be required if the spouse cannot be located or because of other circumstances specified by Treasury regulations.

Subject to the above, (a) if a Member shall not designate a Beneficiary or Beneficiaries in the same manner heretofore stated, (b) if for any reason such designation shall be legally ineffective, (c) if such Beneficiary or Beneficiaries predecease the Member or die simultaneously with him, or (d) if such Beneficiary or Beneficiaries die after the Participant but prior to the complete distribution of the Member's benefits under the Plan, for purposes of the Plan, distribution shall be made by the Trustee in the following order of priority to:

     (1) the surviving  spouse;

     (2)  the surviving children, including adopted children, in equal shares;

     (3)  the surviving parents, in equal shares; or

     (4)  the estate

of the Member, or in the case of (d), of the Beneficiary.

                 Article VIII. Loans and Withdrawals to Members

     8.1 Availability of Loans. A Member who is a "party in interest," as defined under section 3(14) of the Act, may make application to the Plan Administrator to borrow from his Account in the Plan and Trust upon the terms and conditions hereinafter specified. The authority herein shall not be used as a means of distributing benefits before they otherwise become payable.

     8.2 Terms of Loans. In the event a Member receives a loan from his Account in the Plan and Trust in accordance with section 8.1 above, such loan shall be made upon the following terms and conditions:

          (a) The amount of such loan shall not be less than $1000 and (when added to the balance of other outstanding loans from any other defined contribution plan of the Company or an Affiliate) shall not exceed the lesser of:

               (1) $50,000 reduced by the excess (if any) of:

                    (A) the highest outstanding principal balance of all loans from the Plan and any other defined contribution plan of the Company or an Affiliate during the 12-month period ending on the day that the loan is made; over

                    (B) the outstanding balance of loans from the Plan and any other defined contribution plan of the Company or an Affiliate on the day the loan is made; or

               (2)  50  percent  of the  nonforfeitable  value  of the  Member's
                    Account.

          (b) The term of such loan must be made on the basis of full years and shall not exceed five years (15 years for the purchase of a primary residence).

          (c) Payments of principal and interest shall be made by approximately equal payments, at least quarterly, on a basis that would permit such loan to be amortized over its term. Prepayments of principal and interest may only be made in whole at any time without penalty. Loans shall be repaid only by payroll deductions, except after separation from service.

          (d) Loans shall be made on receipt of promissory notes satisfactory to the Plan Administrator, which shall bear interest at a rate commensurate with the prevailing interest rate charged on similar commercial loans made by persons in business of lending money as determined by the Plan Administrator then in effect. The account balances in each of the Investment Funds in which the Member's Account is invested shall be reduced proportionately to reflect the principal amount of the loan. The promissory notes shall specify the time and manner of repayment, as determined by the Plan Administrator.

          (e) A default will occur if any scheduled payment is not paid when due and the unpaid balance and the unpaid accrued interest shall be immediately due and payable. The Member will have the opportunity to repay the loan, resume current status of the loan by paying any missed payment(s) plus interest, or request distribution of the note as provided below. If the loan remains in default for 90 days, the Plan Administrator may distribute the note as follows. The Account balances in each of the Investment Funds in which the Member's Account is invested shall be reduced proportionately by the amount of the unpaid accrued interest and the outstanding balance of the loan and the Plan Administrator will treat the note as repaid to the extent of such offset; provided, however, that to the extent the loan is attributable to Associate Savings Contributions, the Account balance will be reduced only when the Member has separated from service or attained age 59 1/2. Pending final disposition of the note, the Member remains obligated for any unpaid principal and accrued interest.

          (f) In the event of a distribution as provided in Article VI before the loan is repaid in full, the unpaid balance and the unpaid interest thereon shall become due and payable. The Account Balances in each of the Investment Funds in which the Member's Account is invested shall be reduced proportionately by the amount of unpaid accrued interest and the outstanding balance of the loan and the Plan Administrator will treat the loan as paid.

          (g) The Trustee will be directed by the Plan Administrator with regard to any approved loans and upon such direction the Trustee shall issue a check from the Trust Fund to the Member for the amount of the approved loan.

          8.3  Additional Loan Requirements.

          (a) In making loans pursuant to section 8.1, the Plan Administrator shall treat all eligible Members under similar circumstances alike, and loans shall not be made in any manner to discriminate in favor of Associates who are Highly Compensated Associates.
          (b) A Member may have only two outstanding loans (only one of which may be a primary residence loan) at any time.
          (c) A $50 loan transaction fee will be deducted proportionately from each of the Member's Accounts and Investment Funds at the time the loan is made.

     8.4 Hardship Withdrawals. A Participant or Former Participant who is still an Associate may apply for a withdrawal for Hardship reasons (as defined under section 8.5) by filing his written application with the Plan Administrator at least 30 days prior to the requested date of distribution.

An application for a withdrawal for Hardship reasons must be accompanied or supplemented by such evidence of Hardship as the Plan Administrator may reasonably require. Such evidence will include representations from the Member that the need cannot be relieved:

          (a)  through reimbursement or compensation by insurance or otherwise;
          (b) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;
          (c) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or an Affiliate, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of determining evidence of a Hardship, the Member's resources shall be deemed to include those assets of such Member's spouse and minor children that are reasonably available to the Member. Approval or disapproval of such withdrawal request shall be within the sole discretion of the Plan Administrator. The decision shall be made in accordance with uniform and nondiscriminatory standards and policies adopted by the Plan Administrator which shall be consistently observed and applied. The Plan Administrator shall be entitled to rely upon such representation by the Participant and shall not make an independent investigation of the Participant's financial affairs.

Such distribution may be made only from a Member's Participant Contribution Account; provided that no hardship withdrawal shall be made from a Members Associate Savings Account until the Member has exhausted all other withdrawals available under all qualified plans maintained by the Company and Affiliates, the Rollover Account has been exhausted, and all loans available under the Plan and all qualified plans of the Company and Affiliates have been taken.

The amount of a hardship distribution must be at least $500 and shall not exceed the lesser of:

          (1)  the amount which the Plan Administrator determines is required to meet the immediate financial need caused by the hardship; or
          (2)  the value of the Member's  Rollover Account and Associate Savings
               Contributions in the Member's Associate Savings Account as of the Valuation Date immediately preceding the date of distribution.

A hardship distribution from a Member's Associate Savings Account shall be limited to the Members' Associate Savings Contributions. Earnings or gains attributable to Associate Savings Contributions may not be distributed on account of hardship.

          8.5 Hardship. A Hardship shall be considered for the following situations:

          (a) expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d));

          (b) the purchase or construction of a primary residence for the Member;

          (c) tuition expenses for the next 12 months for post-secondary education for the Member or his immediate family;

          (d) expenses to prevent the eviction from, or foreclosure on the mortgage of, the primary residence of the Member;

          (e)  funeral expenses for the Member's immediate family;

          (f) such other situations that impose an immediate and heavy financial need and that arise (1) due to sudden and unexpected casualty loss or damage to the Member's property, (2) mental or physical disability of the Member or the Member's spouse, children, or dependents, or (3) any other circumstance as shall be described in uniform rules promulgated by the Plan Administrator;

          (g) any other circumstance as shall be described in uniform rules promulgated by the Plan Administrator; and

          (h) any other situations deemed to constitute a deemed immediate and heavy financial hardship under the final Code section 401(k) regulations.

          8.6 After-Tax Contribution Account and Prior Employer Contribution Account Withdrawals

A Member may withdraw all or a portion of any After-Tax Contribution Account or Prior Employer Contribution Account in accordance with the rules of the Plan Administrator, but no more frequently than once every six months. Each of the

Investment Funds in which the Member's Account is invested will be reduced proportionately by the amount of such withdrawal.

          8.7  Age 59 1/2 Withdrawals

          A Member may withdraw all or a portion of any Associate Savings Contributions Account or any RPR Employer Contribution II Account upon the attainment of age 59 1/2 in accordance with the rules of the Plan Administrator, but no more frequently than once every six months. Each of the Investment Funds in which the Member's Account is invested will be reduced proportionately by the amount of such withdrawal.

                               Article IX. Trust

     9.1 Trust. The Company heretofore established and shall continue to maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan, and to hold the assets of the Plan, by entering into one or more Trust Agreements. Any Trust created under a Trust Agreement shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any Member or his Beneficiaries under the Plan shall be subject to all of the terms and provisions of the Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may remove any Trustee at any time and appoint a successor Trustee or Trustees. By entering into such Trust Agreements, the Company shall establish a funding policy for the Plan in accordance with section 9.3, and shall vest in the Trustee and/or in one or more investment managers appointed under the terms of the Trust Agreement from time to time by action of its Board of Directors responsibility for the management and control of the Trust Fund pursuant to such funding policy. In the event the Board of Directors appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager.

     9.2 Nonreversion. Except as provided below in this section, the Company shall not have any right, title, or interest in the contributions made by it under the Plan and no part of the Trust Fund shall revert to it or for its benefit; except that if a contribution is made to the Trust Fund by a mistake of fact, then such contribution may be returned to the Company within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under section 404 of the Code, then to the extent a contribution is disallowed as a deduction it may be returned to the Company within one year after the disallowance.

     9.3 Investments.

     (a) General. Assets in the Trust Fund may be invested in savings accounts, certificates of deposit, high-grade, short-term securities, equity stocks, bonds or other investments desirable for the Trust, or cash. Investments in bonds, debentures, notes, certificates, or other evidences of indebtedness of the company or an Affiliate shall be subject to the restrictions of ERISA Section 407(e).

     (b) Investment Directions. Each Participant shall be entitled to direct under rules prescribed by the Plan Administrator the Investment Fund or Investment Funds in which his Account will be invested. If a Participant fails to so specify, his Account shall be invested in the
          T. Rowe Price Retirement Strategy Trust - Balanced Fund.

     (c)  Investment Elections.  Each Member may make the elections described in
          Section 9.3(b) in accordance with the Plan's written administrative procedures.

     9.4  Transfer of Assets.


     (a) Each Member may elect, as prescribed by the Plan's written administrative procedures, to have the assets in his Account invested in an Investment Fund to be transferred to any one or more other Investment Fund(s).

     (b)  If, at the time the Member's  transfer request is received by the Plan
          Administrator:
          (1) liquid assets within the Investment Funds which would be affected (if such Member's transfer request is approved) exist in sufficient amount and kind in the opinion of the Plan Administrator; and
          (2) the Member's transfer request is received by the Plan Administrator within the time period required by the Plan's written administrative procedures to effect such transfer,

          the Plan Administrator shall, if such Member's request has been authorized, cause, approve, and permit such Member's transfer request to be made effective as of the Accounting Date next following the date of the Member's transfer request.

     (c) If the condition set forth in section 9.4(b)(1) hereof does not exist at the time of the receipt of such Member's transfer request by the Plan Administrator, the Plan Administrator may:
          (1) postpone the Accounting Date on which the transfer of assets of such Member's Account is to be effective from that receipted in the Member's initial transfer request to the Accounting Date next following the Accounting Date recited in such Member's initial transfer request; provided, however, that if the Accounting Date set forth in such Member's initial transfer request is December 31, then such December 31 Accounting Date need not be postponed by the Member initiating the transfer request, in which case the Plan Administrator shall effect such transfer as of such December 31 Accounting Date;
          (2) transfer that portion of such Member's Account which the Plan Administrator determines could be made from the Investment Funds from which the transfer is to be made; or
          (3) effect the transfer request through the use of any other procedure approved by the Plan Administrator, the results of implementation of which would not penalize or unfairly allocate expenses respecting all other Member's Account assets contained in these Investment Funds from time to time.

     (d) Subject to the provisions of section 9.4(b) hereof, the value of the assets in the Member's Account affected by any transfer made pursuant to this section 9.4 shall be determined as of the actual Accounting Date on which such assets are deemed transferred by the Plan Administrator hereunder.

                   Article X. Accounts and Records of the Plan

     10.1 Accounts and Records. The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or his Beneficiary in the Plan. Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his Account.

     10.2 Trust Fund. Each Member shall have an undivided proportionate interest in the allocated portion of the Trust Fund which shall be measured by the proportion that the market value of his Account bears to the total market value of all Accounts as of the date that such interest is being determined.

     10.3 Valuation and Allocation of Expenses. As of each Accounting Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Company. Unless paid by the Company and subject to such limitations as may be imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

     10.4 Allocation of Earnings and Losses. As of each Accounting Date, the Plan Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of the allocated portion of each Investment Fund since the preceding Accounting Date to each Member's Account in the same proportion that the Member's allocated portion of such Investment Fund bears to the total allocated portion of the Investment Fund. For this purpose, the Plan Administrator shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.

                   Article XI. Appointment of Fiduciaries and
                  Administration of the Plan and the Trust Fund

     11.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Fund Administration. The fiduciaries under the Plan and Trust Fund shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Company shall have the sole responsibility for making the contributions to provide benefits under the Plan as specified in section 4.1, and the Company, acting through its Board of Directors, shall have the sole authority to appoint and remove the Trustee, and any investment manager which may be provided for under the Trust Agreement, to determine the Plan's funding policy, and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Board of Directors shall have sole authority to appoint and remove the Plan Administrator and to monitor the performance of such Plan Administrator.

The Plan Administrator shall have the sole responsibility for the administration of this Plan which responsibility is specifically described in this Plan and Trust Agreement. The Trustee shall have sole responsibility for the administration of the Trust Agreement, and the management and investment of the assets held in the Trust Fund, all as specifically provided in the Trust Agreement, except as specifically provided in section 9.4 with respect to the voting of allocated shares and except as specifically provided for any portion of the Trust to be the responsibility of an investment manager.

Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information, or action. Furthermore, each fiduciary may rely upon any such direction, information, or action of another fiduciary as being proper under this Plan or the Trust Agreement. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary, except as may be provided otherwise in the Act.

     11.2 Plan Administrator. The Plan shall be administered by the Plan Administrator appointed by the Board of Directors. The Plan Administrator shall hold office at the pleasure of the Board of Directors. The Plan Administrator may resign by delivering his written resignation to the Board of Directors. Vacancies in the Plan Administrator arising by resignation, death, removal, or otherwise, shall be filled by the Chief Executive Officer. The Plan Administrator shall be the "plan administrator," and shall be a fiduciary under the Plan and under the Trust Agreement, as a named fiduciary and plan administrator in accordance with the Act.

The Plan Administrator shall keep a permanent record of his meetings and actions and may select a Secretary for this purpose.

     11.3 Responsibility and Authority of Plan Administrator. Unless otherwise specifically provided hereunder, the Plan Administrator shall have complete discretionary responsibility and authority to control and manage the administration and operation of the Plan, which shall include, but is not limited to, the responsibility and authority to:

     (a) formulate, adopt, issue, and apply procedures and rules and adopt and prescribe the use of necessary forms;

     (b) construe and apply the provisions of the Plan and the procedures it adopts;

     (c) determine rights of eligibility to participate in the Plan, the value of a Member's Account;

     (d) make appropriate determinations and calculations of the distributions due Members under the Plan;

     (e)  authorize and direct payment of benefits;

     (f) review and render decisions regarding a claim (or denial of a claim) for a benefit under the Plan;

     (g) prepare and file reports, notices, and any other documents relating to the Plan which may be required by the Secretary of the Treasury, including, without limitation, those relating to Members' accrued benefits and the percentage of such benefits which are nonforfeitable, and annual registrations;

     (h) prepare and distribute to Members all communication materials required by the Act; and

     (i) appoint such agents, counsel, auditors, and other specialists to aid in the administration of the Plan as it considers appropriate.

The eligibility hereunder, disability of a Member, Compensation, and any and all other matters dealing with such Member's employment shall be determined by the Plan Administrator from the records of the Company and such decision shall be conclusive upon all parties having any interest herein.

Neither the Company nor the Plan Administrator, nor any individual serving in such capacity, shall be liable to anyone in making a determination of facts hereunder, with respect to any such matters as may arise, in the administration of this Plan.

The Plan Administrator shall exercise any authority provided hereunder in a manner consistent with the Act and any rules or regulations issued thereunder, and the applicable provisions of the Plan.

     11.4 Compensation and Expenses of Fiduciaries.

     (a) The Plan Administrator shall serve without compensation for services as such if he is receiving full-time pay from the Company as an Associate. Any such person who is not such an Associate may receive compensation for services, but paid by the Company and not from the Plan. Any such person may receive reimbursement by the Company of expenses properly and actually incurred.

     (b) All expenses incident to the maintenance and administration of this Plan shall be paid by the Trust or by the Company. Such expenses shall include, but not be limited to, fees of accountants, auditors, counsel, investment managers, custodians, and other specialists, and other costs of administering the Plan and Trust Fund.


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


     11.5 Records. All acts and determinations of the fiduciaries under the Plan shall be recorded by the fiduciary or under his or its supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the fiduciary.

     11.6 Denial of Claims and Appeals. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial by the Plan Administrator in writing, within 90 days after receipt of the claim by the Plan. If an extension is required, a written notice of the extension shall be furnished before the expiration of the initial 90-day period. The extension shall not exceed 90 days. Notice of a denial shall be provided by registered or certified mail, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The claimant also shall be advised that he or his duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator within 65 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 65-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request; and the claimant shall be given written notice of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require an extension of the 60-day period, it may be extended for an additional period not to exceed 60 days.

     11.7 Indemnity for Liability. The Company shall indemnify the Plan Administrator and each other fiduciary who is an Associate of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability, including any amounts paid in settlement with such a fiduciary's approval, arising from the fiduciary's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

                         Article XII. General Provisions

     12.1 Nonalienation and Qualified Domestic Relations Orders. No person having an interest in or entitled to receive benefits in accordance with the provisions of the Plan shall have the power to sell, assign, transfer, pledge, or mortgage his interest or benefits, or any part thereof, nor shall his interest or benefits, or any part thereof, be subject or liable to levy, sale, seizure, attachment, garnishment, or any other judicial process issued by or in behalf of any creditor of any such person.

Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code section 414(p). The Plan Administrator shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. In no event shall a domestic relations order be determined to be a qualified domestic relations order if it requires the Plan to make distributions to an alternate payee prior to the date that a Participant attains "earliest retirement age." Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date that a Participant attains "earliest retirement age" if the qualified domestic relations order provides that the Plan and the alternate payee may agree in writing to the earlier distribution, and the distribution is made pursuant to such a written agreement. "Earliest retirement age" means the date on which the earliest to occur of:

     (a) the date the Member terminates from employment;

     (b) the date the Member attains age 50; or

     (c) the date the Member dies.

     12.2 Unclaimed Amounts. Should the whereabouts of any person entitled to a distribution hereunder be unknown to the Plan Administrator for a period of five years after the mailing of a notice by registered mail, the interest of such person shall be disposed of in accordance with applicable controlling laws.

     12.3 Incompetency. Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Plan Administrator receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Plan Administrator. Any payment made under the provisions of this section 13.3 shall be a complete discharge of any liability therefor under the Plan.

     12.4 Rights Against the Company. Neither the establishment of the Plan, nor of the Trust, nor any modification thereof, nor any distributions hereunder shall be construed as giving to any person whomsoever any legal or equitable rights against the Plan Administrator, the Company, or the officers, directors, or shareholders as such of the Company, or as giving any Associate or Member the right to be retained in the employ of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Company shall have no liability or responsibility for benefit distributions other than to make contributions to the Trust Fund as herein provided.

     12.5 Illegality of Particular Provision. The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

     12.6 Effect of Mistake. In the event of a mistake or misstatement as to the age or eligibility or Compensation or Service or participation of a Member, or the allocations made to the Account of any Member, or the amount of distributions made or to be made to a Member or other person, the Plan Administrator shall, to the extent it deems possible, cause to be allocated from future Company contributions or future Remainders, or cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will in its judgment accord to such Member or other person, the credits to the Account or distribution to which he is properly entitled under the Plan.

     12.7 Applicable Laws. To the extent not preempted by the Act, the Plan shall be governed by, and administered and construed according to, the laws of the Puerto Rico and of the United States of America.

     12.8 Absence of Guaranty. The Company does not guarantee or promise to pay, or cause to be paid any of the benefits provided by this Plan. Each Member or Beneficiary or any other person who shall claim the right to any payment or benefit under this Plan, shall be entitled only to look to the Trust Fund for such payment or benefit and shall not have any right, claim, or demand therefor against the Company.

                     Article XIII Amendment and Termination

     13.1 Amendment and Termination of the Plan.

     (a) The Company does hereby expressly and specifically reserve the sole and exclusive right at any time by action of the Board of Directors to amend, modify, or terminate the Plan. The Company's right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any Employer notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of an Employer.

     (b) Upon termination or partial termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan as respects the Company, after expenses incident to such termination are deducted, the value of the proportionate interest of each Member having an interest in the Trust Fund shall be determined as soon as administratively practicable after the date of such termination or discontinuance.

     13.2 Merger or Consolidation or Transfer. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee possesses specific authority to enter into merger agreements or direct transfer of assets agreements with the trustee of other retirement plans described in Code section 401(a), and to accept the direct transfer of plan assets, or the transfer Plan assets as a party to any such agreement.

     13.3 Effect of Contingencies Affecting the Company. The merger, consolidation, or reorganization of the Company, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to the Company by the successor to the Company, or by the purchaser of all or substantially all of its assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform. Subject to the provisions of the Act, upon the receipt of said instrument the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from any obligations of any kind, character, or description herein or in any Trust Agreement imposed upon it.

                        Article XIV. Top-Heavy Provisions

     14.1 Application of Top-Heavy Provisions.

     (a) Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Associates and the Beneficiaries of deceased Key Associates exceeds 60 percent of the amount of the Section 416 Accounts of all Members and Beneficiaries, the Plan is top-heavy and the provisions of this Article shall become applicable.

     (b)  Aggregation Group Determination.

          (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the Plan is top-heavy and the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a member or a beneficiary under such plan.
          (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Article shall not be applicable.

     (c) Plan Administrator. The Plan Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

     14.2 Definitions.

     (a) "Aggregation Group" means this Plan and all other plans maintained by the Company and its Affiliates which cover a Key Associate and any other plan which enables a plan covering a Key Associate to meet the requirements of Code sections 401(a)(4) or 410. In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by the Company or an Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

     (b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

     (c) "Key Associate" means an Associate (or former Associate) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years, is: (1) an officer of the Company or an Affiliate having an annual Compensation for a Plan Year greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of: (A) 50 Associates; or (B) the greater of
          (i) three Associates or (ii) 10 percent of all Associates; shall be treated as officers, and such officers shall be those with the highest annual compensation in the five-year period; (2) one of the ten Associates having annual Compensation from the Company and Affiliates for such Plan Year greater than the dollar limit specified in Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) more than one-half of one percent interest and one of the ten largest interests in the Company or Affiliate; (3) a Five-Percent Owner; or (4) a one percent owner of the Company having an annual compensation (as the term is defined in Treasury regulation section 1.415-2(d)) of more than $150,000.

          Key Associate shall also include a Beneficiary of a deceased Key Associate.

          For purposes of paragraph (2), if two Associates have the same ownership interest in the Company or Affiliate, the Associate having the greater annual Compensation from the Company and Affiliates shall be treated as having a larger interest.

          For purposes of paragraphs (3) and (4), ownership shall be determined in accordance with Code section 416(i)(1)(B) and (C).

     (d)  "Section 416 Account" means:

          (1) the amount credited to a Member's or Beneficiary's account as of a Determination Date, decreased by
          (2) any amounts as of a Determination Date attributable to rollover contributions which are accepted by this Plan (or a Plan forming part of an Aggregation Group) after December 31, 1983, initiated by the Member and derived from plans not maintained by the Company or an Affiliate, and increased by
          (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on a Determination Date other than a distribution which is a tax-free rollover contribution that is not initiated by the Member or that is contributed to a plan which is maintained by the Company or an Affiliate.

     The accounts of a Member who was a Key Associate and who subsequently meets none of the conditions of section 15.2(c) for the Plan Year containing the Determination Date and the preceding four Plan Years is not a Section 416 Account and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed any services for the Company or Affiliate during the five-year period ending on the Determination Date, then any accrued benefit for such Member (and any account of such Member) shall not be taken into account in determining top-heaviness under this Article.

     14.3 Minimum Contribution.

     (a) General. If this Plan is determined to be top-heavy under the provisions of section 15.1 with respect to a Plan Year, the sum of Company contributions and forfeitures under all qualified defined contribution plans allocated to the accounts of each Member in the Aggregation Group who is not a Key Associate shall not be less than three percent of such Member's compensation (as defined in Treasury regulation 1.415-2(d)).

     (b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Company contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Associate for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Associate shall be determined by dividing the Company contributions and forfeitures for the Key Associate by the amount of his total Compensation.

            Article XV. Investment Direction and Investment Managers

         The Aventis Pharmaceuticals Savings Investment Committee shall be a named fiduciary of the Plan and as such shall, in accordance with Section 403(a)(1) of ERISA, have the power and authority to direct the Trustee with respect to the investment of Plan assets, and, in accordance with Sections 403(a)(2) and 402(c)(3) of ERISA, shall have the power and authority to engage the services of an Investment Manager or Managers (as defined in Section 3(38) of ERISA), each of whom shall have full power and authority to manage, acquire, or dispose (or to direct the Trustee with respect to the acquisition or disposition) of any Plan asset under its control, all as more particularly provided in the Trust Agreement.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers all duly authorized, and has caused its corporate seal to be hereunto affixed, as of the 1st day of January, 2001.


                                             HOECHST MARION ROUSSEL
                                             PUERTO RICO, INC.


ATTEST:
                                             By: /s/ Isidro Ferrerr

/s/ Owen K. Ball, Jr.
Secretary
                                                            (SEAL)




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